UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 31, 2007
(Date of Earliest Event Reported)
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32622	20-0723270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120
Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)
(800) 833-7110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
In an article published by the Macau Daily Times on July 30, 2007, an employee of the Company was quoted in regards to the Company’s efforts to enter into agreements to provide cash access services to patrons of the MGM Grand Macao and the Venetian in Las Vegas, the Company’s expected revenues in 2007 and the Company’s expectation to expand its operations to 20 countries by the year 2010. The text of the article is attached hereto as Exhibit 99.1
The Company’s efforts, expectations, anticipations and intentions regarding the MGM Grand Macao and the Venetian in Las Vegas, expected revenue levels and international expansion are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from results sought or contemplated by such efforts, expectations, anticipations and intentions, including but not limited to competitive pressures; regulatory, cultural and technological impediments in the Company’s internal operations; and the risks and uncertainties identified from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
This Current Report on Form 8-K is furnished to, but not filed with, the Securities and Exchange Commission. The information contained herein shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document
99.1	Text of article published by the Macau Daily Times on July 30, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: July 31, 2007	By:	/s/ Kirk Sanford

Kirk Sanford Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Text of article published by the Macau Daily Times on July 30, 2007